EdR Provides Highlights of January 2016 Capital Transactions
And Initial 2016 Financial Guidance

MEMPHIS, Tenn., February 2, 2016 - EdR (NYSE: EDR), a leader in the ownership, development and management of high-quality collegiate housing communities, today highlighted January 2016 capital transactions and provided its initial 2016 financial guidance.
January 2016 Capital Transactions
In January 2016, the Company completed a follow on equity offering selling 6,325,000 shares for net proceeds of approximately $215 million. The net proceeds were used as follows:

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$108 million was used to pay off $98 million of fixed rate mortgage debt bearing an average effective interest rate of 5.4% and $10 million to pay prepayment penalties associated with the early extinguishment of debt, and

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The remaining $107 million will primarily be used to fund our development pipeline. Currently, our announced 2016 and 2017 development pipeline totals $404 million. As of December 31, 2015, the remaining funding to complete these announced developments was $308 million, with approximately $245 million to be spent in 2016 and $63 million in 2017.

2016 Financial Guidance Summary
In a change from prior years, the Company’s Core FFO per share guidance for 2016 includes the estimated impact of potential capital transactions, such as acquisitions, dispositions and capital markets activities.
Based upon the Company’s current estimates, 2016 Core FFO per share/unit is estimated to range as follows:

•	Core FFO per share/unit, without potential capital transactions $1.77 to $1.84

•	Impact of potential capital transactions $(0.07) to $(0.08)

•	Core FFO per share/unit, including potential capital transactions $1.70 to $1.76

As more fully described in “2016 Potential Capital Transactions Guidance” the Company has assumed $175 million (midpoint) of asset sales by the end of the first quarter 2016 and $100 million (midpoint) of asset acquisitions by the end of the second quarter of 2016, which along with the January equity offering and funding of our development pipeline will result in an end of year 2016 debt to gross assets of approximately 25%.

“We continue to see an abundance of external growth opportunities in addition to expected strong internal NOI growth in 2016,” stated Bill Brewer, EdR’s senior vice president and chief financial officer. “Importantly, the midpoint of our 2016 guidance after potential capital transactions represents a five-year compounded annual growth rate in Core FFO per share of approximately 6%, during a period, including 2016 estimates, when the Company will have delivered approximately $900 million in developments, sold over $550 million in assets and will have reduced debt to gross assets from an average of 34% in 2011 to 25% by the end of 2016."
2016 Core FFO per Share/Unit without Potential Capital Transactions
Based upon the Company's current estimates, 2016 Core FFO per share/unit without capital transactions is expected to range from $1.77 to $1.84. This guidance does not include the estimated impact of any new unannounced third-party development or management contracts, acquisitions, dispositions, new developments or capital transactions.
The following assumptions were used in determining this 2016 guidance range:

•	Same-community
Growth    Dollar range (in millions)
Revenue             3.0% - 4.0%     $228.5 - $230.5
Operating expense         2.5% - 3.5%     $96.0 - $97.0
Net operating income    (NOI)     3.5% - 4.5%      $132.5 - $133.5

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New-community NOI of approximately $24.5 to $25.5 million, which will achieve the company’s initial underwriting. Approximately $18.0 to $18.5 million in new-community NOI relates to 2015 acquisitions and developments and the remaining $6.5 to $7.0 million relates to 2016 developments expected to be delivered in mid-August 2016. New-community NOI includes approximately $2 million for anticipated preopening expenses related to 2016 development deliveries. Note that due to the 2016 delivery of 350 new beds to the existing 668 beds at the Retreat of Oxford, this community will be reported in the new community portfolio.

•	Third-party development fees from construction projects of approximately $1.0 to $1.5 million.

•	Third-party management fees from existing contracts of approximately $3.5 million.

•	General and administrative expenses, including development and management services, of approximately $21.0 million to $22.0 million.

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Ground-lease expense of approximately $12.0 million, which includes $4.5 million of straight-lined ground rent that is excluded from Core FFO. Ground-lease expense is not included in same- or new-community NOI.

•	Depreciation and amortization of approximately $70.0 million, of which $2.0 million is non-real estate-related which is not added back for Core FFO.

•	Net interest expense of approximately $19.0 to $20.0 million, including amortization of deferred financing costs and net of $6.5 million to $7.0 million of capitalized interest.

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Equity in losses of unconsolidated entities of approximately $(0.3) million. The Company’s share of real estate depreciation and amortization on equity investees to be added back to Core FFO will be approximately $2.8 million.

•	Provision for income taxes is estimated to be approximately $0.4 million.

•	Full-year weighted average shares/units of 63.6 million.

2016 Potential Capital Transactions Guidance
The following assumptions were used in determining the impact of potential capital transactions, which are net of related interest savings or costs:

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Asset Sales for 2016 are estimated to generate net proceeds ranging from $150 million to $200 million and are assumed to occur by the end of the first quarter of 2016. These transactions are estimated to reduce Core FFO by approximately $0.12 per share/unit.

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Acquisitions of $75 million to $125 million. Assuming mid-year transactions and financing purchases with disposition proceeds and our revolver, these transactions are estimated to increase Core FFO by approximately $0.05 per share/unit.

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Equity/Leverage - The Company anticipates funding its capital needs in a manner that will result in debt to gross assets of 25% to 30% as of December 31, 2016. Based upon our estimated 2016 development spend and the asset sales and acquisition guidance noted above, we anticipate our debt to gross assets will be approximately 25% as of December 31, 2016.

The foregoing are estimates and assumptions, and as such actual results may vary, and could vary significantly, from the amounts shown above.
Definitions
The same-community portfolio for 2016 includes 26,609 beds, representing consolidated communities we owned at both January 1, 2015, and 2016 whose operations are comparable on a same-community basis and not impacted by redevelopment or other significant non-operational changes. This does not include the impact of possible dispositions in 2016. Since we are delivering an additional 350 beds to The Retreat at Oxford in 2016, the operating results of this community will not be comparable on a same-community basis and the existing 668 beds are being reclassed to new-communities starting January 1, 2016. A total of 4,558 of the 2016 same-community beds were classified as new communities in 2015.

The new-community portfolio represents: (1) communities acquired in 2015, (2) communities developed and delivered in August 2015, and (3) communities to be developed and delivered in August 2016. As of January 1, 2016, new communities relating to 2015 acquisitions and developments totaled 3,792 beds, including 668 beds related to The Retreat at Oxford, which will deliver 350 additional beds in fall 2016. 2016 developments, expected to be delivered in mid-August 2016, include 2,113 beds.
Communities that are owned through a joint-venture structure and that are not controlled or consolidated are not included in same or new communities. The company’s share of the net income or loss from these communities is recorded as equity in earnings of unconsolidated entities. Currently, the company owns interests in three communities that are accounted for in this manner, (1) 50% interest in The Marshall at The University of Minnesota, a 994-bed community that opened in August 2014, (2) 50% interest in Georgia Heights, a 292-bed community at the University of Georgia that opened in August 2015, and (3) 25% interest in University Village, a 600-bed community at the University of North Carolina at Greensboro.
Community operating expenses represent community-level operating expenses plus regional and other corporate costs of supporting the communities, and excludes management fees, depreciation, amortization, and ground lease expense.
Community NOI represents community revenues less community operating expenses.
2015 Full-Year and Fourth-Quarter Earnings Release and Conference Call
The company will release financial results for the fourth quarter of 2015 before the market opens on Monday, February 22, 2016. The company will host a conference call for investors and other interested parties beginning at 10 a.m. Eastern Time on Monday, February 22, 2016. Management will discuss the quarterly results and 2016-2017 leasing velocity as well as the business outlook and guidance for 2016.

The conference call will be accessible by telephone and the Internet. To access the call, participants from within the U.S. may dial 1-877-705-6003 and participants from outside the U.S. may dial 1-201-493-6725. Participants may also access the call via live webcast by visiting the company’s investor relations website at www.EdRtrust.com.

The replay of the call will be available at approximately 1 p.m. Eastern Time on Monday, February 22, 2016 through 11:59 p.m. Eastern Time on Monday, March 7, 2016. To access the replay, the domestic dial-in number is 1-877-870-5176, the international dial-in number is 1-858-384-5517, and the passcode is 13627407. The archive of the webcast will be available on the company’s Web site (www.EdRtrust.com) for a limited time.
About EdR

EdR is one of America's largest owners, developers and managers of collegiate housing. EdR is a self-administered and self-managed real estate investment trust that owns or manages 80 communities with nearly 42,000 beds serving 51 universities in 23 states. EdR is a member of the Russell 2000 Index and the Morgan Stanley REIT indices. For details, please visit the company's Web site at www.EdRtrust.com.

Investor Relations:
J. Drew Koester, Senior Vice President - Capital Markets and Investor Relations
901-259-2500 dkoester@EdRtrust.com

Bill Brewer, Executive Vice President and Chief Financial Officer
901-259-2500 bbrewer@EdRtrust.com

Media:
Susan Jennings, Vice President, Corporate Communication and Marketing
901-259-2506 sjennings@EdRtrust.com

Non-GAAP Financial Measures

Funds from Operations (FFO)

As defined by the National Association of Real Estate Investment Trusts, FFO represents net income (loss) (computed in accordance with U.S. generally accepted accounting principles ("GAAP")), excluding gains (or losses) from sales of property and impairment write-downs of depreciable real estate plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. The company presents FFO available to all stockholders and unitholders because management considers it to be an important supplemental measure of the company’s operating performance, believes it assists in the comparison of the company’s operating performance between periods to that of different REITs and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their operating results. As such, the company also excludes the impact of noncontrolling interests, only as they relate to operating partnership units, in the calculation. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income.

The company also uses core funds from operations, or Core FFO, as an operating measure. Core FFO is defined as FFO adjusted to include the economic impact of revenue on participating projects for which recognition is deferred for GAAP purposes. The adjustment for this revenue is calculated on the same percentage of completion method used to recognize revenue on third-

party development projects. Core FFO also includes adjustments to exclude the impact of straight-line adjustment for ground leases, gains/losses on extinguishment of debt, transaction costs related to acquisitions and reorganization or severance costs. The company believes that these adjustments are appropriate in determining Core FFO as they are not indicative of the operating performance of the company’s assets. In addition the company believes that Core FFO is a useful supplemental measure for the investing community to use in comparing the company to other REITs as most REITs provide some form of adjusted or modified FFO.

Net Operating Income (NOI)

The company considers NOI to be a useful measure of its collegiate housing operating performance. The company defines NOI as rental and other community-level revenues earned from our collegiate housing communities less community-level operating expenses, excluding management fees, depreciation, amortization, ground lease expense and impairment charges and including regional and other corporate costs of supporting the communities. Other REITs may use different methodologies for calculating NOI, and accordingly, the company's NOI may not be comparable to other REITs. The company believes that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. The company uses NOI to evaluate performance on a community-by-community basis because it allows management to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on the company’s operating results. However, NOI should only be used as an alternative measure of the company’s financial performance.
Debt to Gross Assets
Debt to gross assets is defined as total debt, excluding the unamortized debt premium, divided by gross assets, or total assets excluding accumulated depreciation on real estate assets. We consider debt to gross assets useful to an investor in evaluating our leverage and in assessing our capital structure, because it excludes noncash items such as accumulated depreciation and provides a more accurate depiction of our capital structure. Debt to gross assets should only be used as an alternative measure of the company's financial performance.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements about the Company's business that are not historical facts are "forward-looking statements." Forward-looking statements are based on current expectations. You should not rely on the Company’s forward-looking statements because the matters they describe are subject to known and unknown risks and uncertainties that could cause the Company's future results, performance, or achievements to differ significantly from the results, performance, or achievements expressed or implied by such statements. Such risks are set forth under the captions "Item 1A. Risk Factors" and "Forward-Looking Statements" in the Company’s annual report on Form 10-K and under the caption "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations" (or similar captions) in the Company’s quarterly reports on Form 10-Q, and as described in the Company’s other filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the dates on which they are made, and the Company undertakes no obligation to update publicly or revise any guidance or other forward-looking statement, whether as a result of new information, future developments, or otherwise, unless required by law.